UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2026

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

720 Monroe Street, Suite E514

Hoboken, NJ 07030

(Address of principal executive offices, including ZIP code)

(866) 239-7459

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2026, Hoth Therapeutics, Inc. (the “Company”) suspended its use of and terminated the prospectus supplement and related prospectus relating to the potential issuance from time to time of the Company’s common stock pursuant to the At the Market Offering Agreement, dated November 8, 2024 by and between the Company and H.C. Wainwright & Co., LLC (the “Sales Agreement”). Other than the termination of the prospectus supplement and prospectus relating to the Sales Agreement, the Sales Agreement remained in full force and effect.

On April 16, 2026, in connection with the Company’s intent to resume sales of its securities under the Sales Agreement, the Company will file a new prospectus supplement to its registration statement on Form S-3 (File No. 333-291566), which registration statement was previously filed with and declared effective by the SEC on December 4, 2025.

The legal opinion and consent of Sheppard, Mullin, Richter & Hampton LLP relating to the validity of the securities under the Sales Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP
23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2026	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer

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